EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-268265, No. 333-261182, No. 333-259857, No. 333-257142 and No. 333-217160 on Form S-8 and No. 333-255101 on Form F-3 of our reports dated March 28, 2024, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, and the effectiveness of internal control over financial reporting.

Lyon, March 28, 2024

KPMG S.A

Stéphane Gabriel Devin

Partner